                            CONFIDENTIALITY AGREEMENT


         The undersigned ("Purchaser") has requested that International Travel CD's, Inc. (the "Company") provide Purchaser with a copy of the Securities Purchase Agreement and other documents (the "Offering Documents") relating to the Company's proposed offering of units comprised of shares of preferred stock convertible into shares of its common stock and warrants to acquire shares of its common stock (the "Offering").

         Purchaser, as a condition to the receipt of the Offering Documents, acknowledges and agrees as follows:

         1.       I acknowledge receipt of the Offering Documents.

         2. I acknowledge that the Offering Documents have been furnished to me on a confidential basis solely for the purpose of enabling me to evaluate the Offering, and I agree not to further distribute them, without the prior written consent of the Company, except to my legal, financial or other personal advisors, if any, who will use the Offering Documents on my behalf solely for purposes of evaluating the Offering.

         3. I acknowledge that any reproduction or distribution of the Offering Documents, in whole or in part, or the direct or indirect disclosure of the contents of the Offering Documents for any other purpose, without the prior written consent of the Company is prohibited.

         4. By accepting the Offering Documents, I agree to be bound by all terms and conditions specified herein.

         IN WITNESS WHEREOF, Purchaser acknowledges and agrees to abide by the terms of this Confidentiality Agreement.

                                          PURCHASER

Date: _______________________             By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          Address: _____________________________

                                          ______________________________________

EXECUTION OF THIS DOCUMENT DOES NOT INDICATE ANY INTENT TO SUBSCRIBE FOR OR PURCHASE THE SECURITIES OFFERED IN THE OFFERING DOCUMENTS. THIS DOCUMENT MUST BE SIGNED AT THE TIME YOU RECEIVE THE ATTACHED OFFERING DOCUMENTS AND RETURNED TO THE SECRETARY OF THE COMPANY.

                         INTERNATIONAL TRAVEL CD'S, INC.


              -----------------------------------------------------


                          SECURITIES PURCHASE AGREEMENT

              -----------------------------------------------------


                    SERIES A CONVERTIBLE PREFERRED STOCK AND

                        WARRANTS TO ACQUIRE COMMON STOCK


              -----------------------------------------------------



                            __________________, 2004














                                  CONFIDENTIAL

                               NOTICE TO OFFEREES

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS SECURITIES PURCHASE AGREEMENT AND THE OTHER OFFERING DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

         THE SECURITIES ARE BEING SOLD FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED, RESOLD OR OFFERED FOR RESALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND EFFECTIVE REGISTRATION OR QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SECURITIES PURCHASE AGREEMENT OR ANY OF THE OTHER OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONFIDENTIAL

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated _____________, 2004, by and between INTERNATIONAL TRAVEL CD'S, INC., a Colorado corporation (the "Company"), and the purchaser or purchasers identified on the signature page hereof ("Purchaser").

                                R E C I T A L S:

         WHEREAS, Purchaser desires to purchase and the Company desires to sell units comprised of shares of preferred stock convertible into common stock and warrants to acquire shares of common stock on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

         1.       The Offering.

                  (a) Private Offering. The securities offered by this Agreement are being offered in a private offering (the "Offering") of up to 2,500,000 shares ("Shares") of Series A Convertible Preferred Stock, no par value per share, and warrants ("Warrants") to acquire up to 2,500,000 shares of common stock, no par value per share ("Common Stock"). The Shares and Warrants will be sold in units ("Units") comprised of one (1) share of Series A Convertible Preferred Stock and one (1) Warrant. The Units will be sold at a purchase price of $.75 per Unit pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D thereunder. The Units are being offered solely to a limited number of "accredited investors" as that term is defined in Rule 501(a) of the Securities Act during an offering period commencing January [___], 2004, and terminating at the sole discretion of the Company. A minimum of $300,000 of Units must be subscribed for in the Offering before any subscriptions will be accepted by the Company, and thereafter, subscriptions will be accepted by the Company when received until the aggregate value of Units sold reaches $1,875,000. Each Share is initially convertible into two (2) shares of Common Stock, subject to adjustment, and each Warrant is initially exercisable into one (1) share of Common Stock at an exercise price of $.60 per share, subject to adjustment. The terms of the Shares are set forth in the Form of Certificate of Designation of Series A Convertible Preferred Stock, attached hereto and made a part hereof as Exhibit A (the "Certificate of Designation"), and the terms of the Warrants are set forth in the Form of Warrant, attached hereto and made a part hereof as Exhibit B (the "Warrant Purchase Agreement"). The Shares, Warrants and shares of Common Stock issuable upon conversion or exercise, as applicable, of the Shares or Warrants are hereinafter referred to collectively as the "Securities".

                  (b) Use of Proceeds. Assuming all of the Units in the Offering are sold, the net proceeds to the Company are estimated to be approximately $1,654,000 (after deducting offering expenses payable by the Company estimated at $20,000 and assuming payment of the maximum amount of finder's or placement fees of up to $93,750). The Company intends to use the net proceeds for general working capital and other general corporate purposes.

                  (c) Placement and Finder's Fees. The Company reserves the right to pay placement or finder's fees in connection with the sale of the Units in an amount of up to five percent (5%) of the Purchase Price of such Units.

         2.       Sale and Purchase of Units.

                  (a) Sale and Purchase of Units. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser agrees to purchase, the number of Units specified on the signature page of this Agreement at a purchase price of $.75 per Unit. The aggregate purchase price for the Units shall be as set forth on the signature page hereto (the "Purchase Price") and shall be payable upon execution hereof by check or wire transfer of immediately available funds.

                  (b) Subscription Procedure. In order to purchase Units, Purchaser shall deliver to the Company, at its principal executive office identified in Section 16 hereof: (i) one completed and duly executed copy of this Agreement; and (ii) immediately available funds in an amount equal to the Purchase Price. Execution and delivery of this Agreement shall constitute an irrevocable subscription for that number of Units set forth on the signature page hereto. Payment for the Units may be made by wire transfer to:

                         ______________________________

                         ______________________________

                         ______________________________

                         ______________________________

                         ______________________________


or by check made payable to: International Travel CD's, Inc., 5633 Strand Boulevard, Suite 316, Naples, Florida 34110. The minimum purchase that may be made by a Purchaser is [____________] Units for a purchase price of $[____________], although the Company may, in its sole discretion, accept Agreements for a lesser number of Units. This Agreement may be rejected by the Company, in whole or in part, in its sole discretion, in which event the Purchase Price will be returned (by mail) to Purchaser within ten (10) business days thereafter. Unless the Offering is otherwise terminated by the Company, as soon as possible after the receipt and acceptance by the Company of this Agreement and collection of the funds paid therefor, the Company will issue certificates for the Shares to Purchaser, together with a copy of Purchaser's executed Agreement countersigned by the Company and the Warrant Purchase Agreement executed by the Company.

                  (c)      Closing.

                           (i)      Closing Date. Subject to satisfaction or
waiver of all conditions precedent set forth in this Agreement, the closing of the Offering (the "Closing") shall take place at the offices of the Company at 10:00 a.m., local time on the date hereof or at such other time, date and place as the parties may agree.

                           (ii)     Closing Transactions. At the Closing, the
Company shall deliver to each Purchaser certificates and an agreement representing the number of Shares and Warrants, respectively, represented by the number of Units specified on the signature page of this Agreement, against payment of the Purchase Price specified on the signature page of this Agreement by wire transfer or check payable to the Company.

         3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

                  (a)      Organization and Qualification.

                           (i)      If Purchaser is an entity, Purchaser is duly
organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on Purchaser, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on it.

                           (ii)     If Purchaser is an entity, the address of
its principal place of business is as set forth on the signature page hereto, and if Purchaser is an individual, the address of its principal residence is as set forth on the signature page hereto.

                  (b)      Authority; Validity and Effect of Agreement.

                           (i)      If Purchaser is an entity, Purchaser has the
requisite corporate or other entity power and authority to execute and deliver this Agreement and perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its Boards of Directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver this Agreement and perform its obligations hereunder.

                           (ii)     This Agreement has been duly and validly
authorized, executed and delivered by Purchaser and, assuming it has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms.

                  (c) No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder will: (i) if Purchaser is an entity, conflict with Purchaser's Articles of Incorporation or Bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

                  (d) Accredited Investor. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. If Purchaser is an entity, Purchaser was not formed for the specific purpose of acquiring the Securities, and, if it was, all of Purchaser's equity owners are "accredited investors" as defined above.

                  (e) No Government Review. Purchaser understands that either the United States Securities and Exchange Commission ("SEC") nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of the Securities or this Agreement, the Warrant Purchase Agreement, the Certificate of Designation or any of the other documents relating to the proposed Offering (collectively, the "Offering Documents"), or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement or the other Offering Documents.

                  (f) Investment Intent. The Securities are being acquired for the Purchaser's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Securities.

                  (g) Restrictions on Transfer. Purchaser understands that the Securities are "restricted securities" as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Purchaser from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Purchase shall furnish the Company with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to the Company. Purchaser acknowledges that it is able to bear the economic risks of an investment in the Company Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

                  (h) Investment Experience. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making its decision to acquire the Securities, Purchaser has not relied upon any information other than information provided to Purchaser by the Company or its representatives and contained herein and in the other Offering Documents.

                  (i) Access to Information. Purchaser acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company's filings with the SEC, that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Securities; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.

                  (j) Reliance on Representations. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Purchaser represents and warrants to the Company that any information which Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Securities. Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

                  (k) No General Solicitation. Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.

                  (l) Placement and Finder's Fees. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Purchaser or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the Offering, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Purchaser.

                  (m) Legends. The certificates and agreements evidencing the Securities shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books), and stop transfer instructions reflecting the these restrictions on transfer will be placed with the transfer agent of the Securities:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS THERE SHALL HAVE BEEN DELIVERED TO THE ISSUER A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

         4. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

                  (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect on the Company. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on the Company.

                  (b)      Authority; Validity and Effect of Agreement.

                           (i)      The Company has the requisite corporate
power and authority to execute and deliver this Agreement, perform its obligations under this Agreement, and conduct the Offering. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, the Offering and all other necessary corporate action on the part of the Company have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or the Offering. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                           (ii)     The Shares have been duly authorized and,
when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Series A Convertible Preferred Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The shares of Common Stock issuable upon exercise of the Warrants have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the Warrants, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock with no personal liability resulting solely from the ownership of such shares and will be free and clear of all liens, charges, restrictions, claims and in encumbrances imposed by or through the Company.

                  (c) No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will: (i) conflict with the Company's Articles of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement; and

                  (d)      Placement and Finder's Fees. Except as provided in
Section 1(c), neither the Company nor any of its respective officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Offering for which the Company has or could have any liability.

         5. Indemnification. Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements incurred by the Company which arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the Units to Purchaser.

         6. Registration Rights. The Company covenants and agrees as follows:

                  6.1 For the purpose of this Section 6, the following definitions shall apply:

                           (a)      "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                           (b)      "Person" shall mean an individual,
partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                           (c)      "Register," "registered," and "registration"
shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

                           (d)      "Registration Statement" shall mean any
registration statement of the Company filed with the SEC pursuant to the provisions of Section 6.2 of this Agreement, which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including any pre- and post- effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

                           (e)      "Restricted Stock" shall mean (i) the shares
of Common Stock issuable upon conversion of the Shares; (ii) the shares of Common Stock issuable upon exercise of the Warrants; and (iii) any additional shares of Common Stock of the Company issued or issuable after the date hereof in respect of any of the foregoing securities, by way of a stock dividend or stock split; provided that as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (y) such securities are permitted to be transferred pursuant to Rule 144 (or any successor provision to such rule) under the Securities Act or
(z) such securities are otherwise freely transferable to the public without further registration under the Securities Act.

                           (f)      "Selling Stockholders" shall mean Purchaser
and any other purchaser of Units in the Offering, and their respective successors and assigns.

                  6.2.     Registration of the Shares.

                           (a)      The Company shall notify all Selling
Stockholders in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of registering securities of the Company, excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms, and will afford each such Selling Stockholder an opportunity to include in such registration statement all or part of such Restricted Stock held by such Selling Stockholder. Each Selling Stockholder desiring to include in any such registration statement all or any part of the Restricted Stock held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Restricted Stock by such Selling Stockholder. If a Selling Stockholder decides not to include all of its Restricted Stock in any registration statement thereafter filed by the Company, such Selling Stockholder shall nevertheless continue to have the right to include any Restricted Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company may, without the consent of the Selling Stockholders, withdraw such registration statement prior to its becoming effective if the proposal to register the securities proposed to be registered thereby is abandoned.

                           (b)      In the event that any registration pursuant
to Section 6.2(a) shall be, in whole or in part, an underwritten public offering of Common Stock on behalf of the Company, all Purchasers proposing to distribute their Restricted Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter thereof advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Restricted Stock and any other registrable securities eligible and requested to be included in such registration to the extent that the number of shares to be registered under this clause (ii) will not, in the opinion of the managing underwriter, adversely affect the offering of the securities pursuant to clause
(i). In such a case, shares shall be registered pro rata among the holders of such Restricted Stock and registrable securities on the basis of the number of shares eligible for registration that are owned by all such holders and requested to be included in such registration.

                           (c)      Notwithstanding anything to the contrary
contained herein, the Company's obligation in Sections 6.2(a) and 6.2(b) above shall extend only to the inclusion of the Restricted Stock in a Registration Statement. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Restricted Stock or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Restricted Stock.

                           (d)      The Company shall have the right to
terminate or withdraw any registration initiated by it under this Section 6.2 prior to the effectiveness of such registration without thereby incurring liability to the holders of the Restricted Stock, regardless of whether any holder has elected to include securities in such registration. The Registration Expenses (as defined in Section 6.5) of such withdrawn registration shall be borne by the Company in accordance with Section 6.4 hereof.

                  6.3. Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:

                           (a)      prepare and file with the SEC a Registration
Statement with respect to the Restricted Stock in the manner set forth in
Section 6.2 hereof and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective until the earlier of (i) the sale of all shares of Restricted Stock covered thereby, (ii) the availability under Rule 144 for the Selling Stockholder to immediately, freely resell without restriction all Restricted Stock covered thereby, or (iii) one (1) year from the effective date of the first Registration Statement filed by the Company with the SEC pursuant to this Agreement or with respect to any subsequent Registration Statement, 180 days from the effective date of such Registration Statement;

                           (b)      prepare and file with the SEC such
amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Section 6.3(a) above and to comply with the provisions of the Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

                           (c)      furnish to the Selling Stockholders such
number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

                           (d)      use its reasonable best efforts to register
or qualify the Restricted Stock covered by such Registration Statement under the state securities laws of such jurisdictions as any Selling Stockholder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e)      in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement, as described in
Section 6.2(b);

                           (f)      immediately notify each Selling Stockholder
at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (g)      prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                           (h)      make available for inspection by any Selling
Stockholder and any attorney, accountant or other agent retained by any Selling Stockholder, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Selling Stockholder, attorney, accountant or agent in connection with such Registration Statement; provided, however, that such Selling Stockholder, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                           (i)      use its reasonable best efforts to list the
Restricted Stock covered by such Registration Statement on each exchange or automated quotation system on which similar securities issued by the Company are then listed (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable);

                           (j)      notify each Selling Stockholder of any
threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

                           (k)      cooperate in the timely removal of any
restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.


                  6.4. Delay of Registration. No Selling Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

                  6.5      Expenses.

                           (a)      For the purposes of this Section 6.5, the
term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Section 6.2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, reasonable fees and disbursements of a single special counsel for the Selling Stockholders, fees under state securities laws, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of such sale.

                           (b)      Except as otherwise provided herein, the
Company will pay all Registration Expenses in connection with the Registration Statements filed pursuant to Section 6.2 of this Agreement. All Selling Expenses in connection with any Registration Statements filed pursuant to Section 6.1 of this Agreement shall be borne by the Selling Stockholders pro rata on the basis of the number of shares registered by each Selling Stockholder whose shares of Restricted Stock are covered by such Registration Statement, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

                  6.6.     Obligations of the Selling Stockholders.

                           (a)      In connection with each registration
hereunder, each Selling Stockholder will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it, as shall be reasonably requested by the Company in order to assure compliance with applicable federal and state securities laws as a condition precedent to including the Selling Stockholder's Restricted Stock in the Registration Statement. Each Selling Stockholder shall also promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

                           (b)      In connection with the filing of the
Registration Statement, each Selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or prospectus.

                           (c)      In connection with each registration
pursuant to this Agreement, each Selling Stockholder agrees that it will not effect sales of any Restricted Stock until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, each Selling Stockholder shall discontinue sales of Restricted Stock pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Restricted Stock covered by such Registration Statement which remains unsold, and each Selling Stockholder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

                  6.7.     Information Blackout and Holdbacks.

                           (a)      At any time when a Registration Statement
effected pursuant to Section 6.2 is effective, upon written notice from the Company to Purchaser that the Company has determined in good faith that the sale of Restricted Stock pursuant to the Registration Statement would require disclosure of non-public material information, Purchaser shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies Purchaser that such material information has been disclosed to the public or has ceased to be material, or that sales pursuant to such Registration Statement may otherwise be resumed.

                           (b)      Notwithstanding any other provision of this
Agreement, Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act), if and when available, of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to the commencement of any primary offering to be undertaken by the Company of shares of its unissued Common Stock ("Primary Offering"), which may also include other securities, and ending one hundred twenty (120) days after completion of any such Primary Offering, unless the Company, in the case of a non-underwritten Primary Offering, or the managing underwriter, in the case of an underwritten Primary Offering, otherwise agree.

                  6.8.     Indemnification.

                           (a)      The Company agrees to indemnify, to the
extent permitted by law, each Selling Stockholder, such Selling Stockholder's respective partners, officers, directors, underwriters and each Person who controls any Selling Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue statement of or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) any omission of or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement ("Violations"); provided, however, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, partner, officer, director, underwriter or controlling person of such Selling Stockholder.

                           (b)      To the extent permitted by law, each Selling
Stockholder shall indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Selling Stockholder selling securities under such registration statement or any of such other Selling Stockholder's partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation (i) occurs in reliance upon and in conformity with written information furnished by such Selling Stockholder under an instrument duly executed by such Selling Stockholder for use in connection with such registration; (ii) occurs as a result of any failure to deliver a copy of the prospectus relating to such Registration Statement, or (iii) occurs as a result of any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement.

                           (c)      Any Person entitled to indemnification
hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                           (d)      If the indemnification provided for in this
Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) described in
Section 6.8(a) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Stockholder hereunder exceed the net proceeds from the offering received by such Selling Stockholder.

                           (e)      The indemnification provided for under this
Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         7.       Confidentiality. Purchaser acknowledges and agreements that:

                  (a) All of the information contained herein and in the other Offering Documents is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act.

                  (b) This Agreement and the other Offering Documents have been furnished to Purchaser by the Company for the sole purpose of enabling Purchaser to consider and evaluate an investment in the Company, and will be kept confidential by Purchaser and not used for any other purpose.

                  (c) The information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than Purchaser's personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and will not, directly or indirectly, disclose or permit Purchaser's personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company.

                  (d) Purchaser shall make its representatives aware of the terms of this section and to be responsible for any breach of this Agreement by such representatives.

                  (e) Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement and the other Offering Documents.

                  (f) If Purchaser decides to not pursue further investigation of the Company or to not participate in the Offering, Purchaser will promptly return this Agreement, the other Offering Documents and any accompanying documentation to the Company.

         8. Non-Public Information. Purchaser acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person.

         9. Entire Agreement. This Agreement contains the entire agreement between the parties and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         10. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

         11. Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Section 5, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         13. Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate eighteen (18) months from the Closing, except that the representations contained in Sections 3.1, 3.2, 4.1, and 4.2 shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

         14. Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms

         15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

         16. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

                  If to the Company:

                           International Travel CD's, Inc.
                           5633 Strand Boulevard, Suite 316
                           Naples, Florida 34110
                           Attention:  Richard A. Schmidt
                                       Chief Executive Officer

                  with a copy to:

                           Spector Gadon & Rosen, P.C.
                           Seven Penn Center
                           1635 Market Street, 7th Floor
                           Philadelphia, PA 19103
                           Attention:  Vincent A. Vietti, Esquire

                  If to Purchaser:

                  To that address indicated on the signature page hereof.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Colorado Business Corporation Act shall apply to the internal corporate governance of the Company.

         18. Arbitration. If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in the State of Florida. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

         19. Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the dated set forth below.

                                         PURCHASER


Date: ________________________________   ______________________________________


                                         By:___________________________________
                                              Name:
                                              Title:
                                              Address:_________________________
                                              _________________________________
                                              _________________________________


                                         Number of Units Purchased: ___________

                                         Purchase Price
                                         @ $.75 per Unit: $____________________


                                         INTERNATIONAL TRAVEL CD'S, INC.


Date:________________________________    By:___________________________________
                                              Richard A. Schmidt
                                              Chief Executive Officer